Exhibit 99.1

For further information, contact: Sandor Grosz Chief Financial Officer Technology Solutions Company 312.228.4500 sandor_grosz@techsol.com
Technology Solutions Company Announces
2006 Fourth Quarter Financial Results
CHICAGO, IL — March 15, 2007 — Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced its fourth quarter financial results for the quarter ended December 31, 2006.
Fourth Quarter Metrics
•	Revenues before reimbursements were $7.9 million for the fourth quarter of 2006, compared with $8.3 million for the fourth quarter of 2005.

•	The net loss for the fourth quarter was $5.3 million, or ($2.10) per share, versus a net loss of $9.5 million, or ($4.04) per share, in the fourth quarter of 2005. The loss for the fourth quarter of 2006 included non-cash charges for impairment of goodwill and intangibles of $3.2 million, or ($1.29) per share while the loss for the fourth quarter of 2005 included non-cash charges for impairment of goodwill of $7.3 million, or ($3.10) per share, and restructuring and other charges of $1.0 million, or ($0.44) per share.

•	Utilization for the fourth quarter was 68 percent, as compared to 66 percent in the third quarter of 2006.

•	In the fourth quarter, TSC acquired 7 new clients and 32 new projects from new and existing clients, as compared to 13 new clients and 28 new projects from new and existing clients in the third quarter of 2006.

•	In total, there were 81 projects at 41 clients during the fourth quarter, as compared to 60 projects at 40 clients in the third quarter of 2006.

•	Annualized voluntary turnover was 28 percent in the fourth quarter, as compared to 18 percent in the third quarter of 2006.

•	Days sales outstanding were 77 days at December 31, 2006 as compared to 71 days at September 30, 2006.

•	Total headcount at December 31, 2006 was 155 as compared to 161 at September 30, 2006.

•	Cash and cash equivalents at December 31, 2006 was $13.5 million.
Fourth Quarter Results
Revenues before reimbursements for the quarter ended December 31, 2006 were $7.9 million, which compares with $8.3 million for the same period a year ago. Fourth quarter net loss was $5.3 million, or ($2.10) per share, versus a net loss of $9.5 million, or ($4.04) per share, in the fourth quarter of 2005.
Business Commentary
Carl F. Dill, Jr., chairman, stated: “We continue to transition away from a business where revenues from large SAP projects and PeopleSoft engagements were significant. As we move forward, most of our revenues will come from digital healthcare services and products, mid-market manufacturing clients with smaller SAP engagements, and customer value creation business consulting services from our Charter group. While we continued to experience losses during this transition period, we have maintained a healthy cash balance and are in a good position to support both new growth investments and the ramp up period we need to return the company to profitability. Under the direction of our new CEO, Milton Silva-Craig, we continue to re-position the company for future success around a business model both our Board and our staff are excited about — one that we also believe will be competitively well positioned and lead us to renewed growth. Milton is the right leader to make our new model successful. He has the combination of vision and execution skills needed at this critical juncture.”
Conference Call
TSC’s management will host a conference call on Friday, March 16, 2007, at 8 a.m. CDST. The dial-in number for the call is 800-310-6649. For international participants, the dial-in number is 719-457-2693. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on March 29, 2007 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 5418347.

About TSC
Technology Solutions Company (TSC or the Company) is a professional services firm providing business solutions. We provide specialized solutions for targeted industries, including Healthcare Providers, Manufacturing, and Financial Services. Our business solutions enable organizations to create, deliver and measure real customer value. For more information, please visit http://www.techsol.com and http://www.charterconsult.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new product and service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s filing with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Actual results may vary materially. Forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.
###

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
	(unaudited)
REVENUES:
Revenues before reimbursements	$7,927	$8,260	$37,588	$36,601
Reimbursements	1,002	1,132	5,034	4,894

	8,929	9,392	42,622	41,495

COSTS AND EXPENSES:
Project personnel	4,419	4,401	21,962	22,917
Other project expenses	1,800	1,956	8,642	8,059
Reimbursable expenses	1,002	1,132	5,034	4,894

Cost of services	7,221	7,489	35,638	35,870
Management and administrative support	3,621	2,963	12,433	14,781
Intangible asset amortization	260	253	996	1,018
Goodwill and intangible asset impairment	3,233	7,298	3,233	7,977
Restructuring and other charges	—	1,045	—	2,719
Gain on litigation settlement	—	—	—	(2,722)

	14,335	19,048	52,300	59,643

OPERATING LOSS	(5,406)	(9,656)	(9,678)	(18,148)

OTHER INCOME:
Net investment income	134	136	844	743

LOSS BEFORE INCOME TAXES	(5,272)	(9,520)	(8,834)	(17,405)
INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(5,272)	$(9,520)	$(8,834)	$(17,405)

BASIC NET LOSS PER COMMON SHARE	$(2.10)	$(4.04)	$(3.57)	$(7.41)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,507	2,355	2,477	2,349

DILUTED NET LOSS PER COMMON SHARE	$(2.10)	$(4.04)	$(3.57)	$(7.41)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	2,507	2,355	2,477	2,349

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,510	$20,135
Receivables, less allowance for doubtful receivables of $66 and $66	7,655	7,158
Loan receivable	3,400	—
Other current assets	575	582

Total current assets	25,140	27,875
COMPUTERS, FURNITURE AND EQUIPMENT, NET	35	390
GOODWILL	—	—
INTANGIBLE ASSETS, NET	867	979
LONG-TERM RECEIVABLES AND OTHER	—	3,555

Total assets	$26,042	$32,799

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,642	$600
Accrued compensation and related costs	3,727	3,420
Restructuring accruals	400	1,429
Other current liabilities	2,193	2,702

Total current liabilities	7,962	8,151

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 2,677,452 and 2,526,427; shares outstanding — 2,507,375 and 2,356,350	27	25
Capital in excess of par value	130,183	127,889
Accumulated deficit	(107,521)	(98,687)
Treasury Stock, at cost, 170,077 shares	(4,819)	(4,819)
Accumulated other comprehensive income:
Cumulative translation adjustment	210	240

Total stockholders’ equity	18,080	24,648

Total liabilities and stockholders’ equity	$26,042	$32,799